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                                              Exhibit 23.4
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              Consent of Fister & Associates, Inc.
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Fister & Associates, Inc. hereby consents to the use of its name and the reference to its oral opinion in the Proxy
Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Magna Group, Inc.

                                              FISTER & ASSOCIATES, INC.


                                              By: /s/ Richard E. Fister
                                                 ------------------------------
                                                  Richard E. Fister, President

St. Louis, Missouri
November 28, 1995